For Immediate Release

Contact:
Jiangbo Pharmaceuticals, Inc.	CCG Investor Relations
Ms. Elsa Sung, CFO	Mr. Crocker Coulson, President
Phone: (954) 903-9378 ex 2	Phone: (646) 213-1915
E-mail:elsasung@jiangbo.com	E-mail: crocker.coulson@ccgir.com
http:// www.jiangbopharma.com	http://www.ccgirasia.com

Jiangbo Pharmaceuticals Announces the Appointment of New Chief Executive Officer

Laiyang, China, July 1, 2010 – Jiangbo Pharmaceuticals, Inc. (NASDAQ: JGBO) (the “Company” or “Jiangbo”), today announced the appointment of Mr. Linxian Jin, a pharmaceutical industry veteran in China, as the Company’s Chief Executive Officer (CEO) effective July 1, 2010. As part of an effort to continue to strengthen the senior management team, Mr. Jin will take over the role of CEO from the Company’s Chairman, Mr. Wubo Cao, who resigned on June 29, 2010. Mr. Cao will continue his role as Chairman of the Company’s Board.

With 20 years working experience in the pharmaceutical industry, Mr. Jin brings with him a wealth of knowledge and experience in production management, cost control, material management, quality control, safety and environmental management, marketing and sales. He also has significant experience with the Chinese, European Union and U.S. GMP certification.

Mr. Jin joined Laiyang Jiangbo Pharmaceuticals, Inc., the wholly owned subsidiary of the Company, as Deputy General Manager of Production Technology in April 2008. Previously, he had been the General Manager of Shandong Luxi Pharmacy Co., Ltd and Deputy General Manager of Shandong Quancheng Pharmaceutical Co., Ltd. From October 2000 to June 2006, Mr. Jin served as Deputy General Manager with Zibo Hualong Pharmaceutical Co., Ltd. and Linuo Group Jinan Yongning Pharmaceutical Co., Ltd. He began his career in 1990 with Shandong Zaozhuang First Pharmaceutical Factory, where he held positions of increasing responsibility including as the Head of Quality Inspection Department, Production Manager, Marketing Manager, and Assistant to General Manager during his ten-year tenure. Mr. Jin holds a bachelor degree with a major in Chemical Pharmaceutical from East China University of Science and Technology.

“I am delighted to join Jiangbo.  I believe that Jiangbo is a company with significant growth momentum and a promising future in China’s rapidly growing pharmaceutical industry. I congratulate Mr. Cao and the entire team on the achievement of a significant milestone in Jiangbo’s history with the listing on the NASDAQ Global Market,” said Mr. Jin. “Together with the rest of Jiangbo’s management team, I plan to work hard to better define and execute a strategic plan that maximizes Jiangbo’s growth potential and returns value to our shareholders.”

Mr. Cao, Chairman of Jiangbo’s Board, said, “On behalf of the Board, I welcome Mr. Linxian Jin as the new CEO of Jiangbo at a critical turning point in the Company’s development when we require a deeper senior management team to achieve our strategic objectives. Mr. Jing brings considerable experience and leadership to Jiangbo and I believe that he is well-qualified to guide the Company through the next chapter of its growth. We both share a common belief in this Company’s potential to continue to capitalize on its strong position in China’s large pharmaceutical market.”

About Jiangbo Pharmaceuticals, Inc.

Jiangbo Pharmaceuticals is engaged in the research, development, production, marketing and sales of pharmaceutical products in China. The Company’s operations are located in Eastern China in an Economic Development Zone in Laiyang City, Shandong Province. Jiangbo produces both western and Chinese herbal-based medical drugs in tablet, capsule, granule, syrup and electuary (sticky syrup) form. For additional information, please visit the Company’s website (www.jiangbopharma.com).

Safe Harbor Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from anticipated or predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to execute its strategic plan. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

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